Exhibit 99.1

GLOBAL MEDICAL REIT INC.

2016 EQUITY INCENTIVE PLAN

LTIP UNIT AWARD AGREEMENT

Annual Award (Performance-Based with Time-Vesting)

Name of Grantee:

Award LTIP Units:

Final Acceptance Date:

Pursuant to the Global Medical REIT Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”), and the Agreement of Limited Partnership, dated as of March 14, 2016 (as amended from time to time, the “Partnership Agreement”), of Global Medical REIT L.P., a Delaware limited partnership (“GMR OP”), Global Medical REIT Inc., a Maryland real estate investment trust (the “Company”) and the sole member of Global Medical REIT GP LLC, a Delaware limited liability company, the general partner of GMR OP (the “General Partner”), and for the provision of services to or for the benefit of GMR OP in a partner capacity or in anticipation of being a partner, hereby grants, and agrees to cause GMR OP to issue, to the Grantee named above a number of LTIP Units (which constitute Other Equity Based Awards under the Plan) to be determined following the conclusion of the Performance Period (defined herein) based on (i) the number of Award LTIP Units shown above (the “Award LTIP Units”) and (ii) the extent to which the Performance Goals (as defined herein) are achieved during the Performance Period as provided in further detail herein (such number of LTIP Units that are earned and issued to the Grantee, the “Earned LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement (the “Award”). Upon acceptance of this LTIP Unit Award Agreement (this “Agreement”), the Grantee shall become entitled to receive the Earned LTIP Units to the extent earned in accordance with, and subject to, the terms and conditions contained herein, in the Plan and in the Partnership Agreement, the terms of which are hereby incorporated by reference. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Partnership Agreement, attached hereto as Annex A, or the Plan, as applicable, unless a different meaning is specified herein. In addition, as used herein:

“Board Meeting Date” means the date in 2019 on which the Board (defined below) approves the recommendation of the Committee (defined below) with respect to the number of Earned LTIP Units to issue based on the level of achievement of the Performance Goals.

“Cause” means any of the following events:

(a)        the Grantee’s conviction for (or pleading guilty or nolo contendere to) any felony, or a misdemeanor involving moral turpitude;

(b)        the Grantee’s indictment for any felony or misdemeanor involving moral turpitude, if such indictment is not discharged or otherwise resolved within eighteen (18) months;

(c)        the Grantee’s commission of an act of fraud, theft, dishonesty or breach of fiduciary duty related to the Company or any of its affiliates;

(d)        the continuing failure or habitual neglect by the Grantee to perform the Grantee’s duties as an officer of the Company or as an employee of the Manager with respect to the Company, except that, if such failure or neglect is curable, the Grantee shall have thirty (30) days from his receipt of a notice of such failure or neglect to cure such condition and, if the Grantee does so to the reasonable satisfaction of the Company (such cure opportunity being available only once), then such failure or neglect shall not constitute Cause hereunder; or

(e)        any material breach by the Grantee of this Agreement, any other agreement between the Company and the Grantee, or any written policy or written code of conduct established by the Company or any of its affiliates and applicable to the Grantee.

“Continuous Service” means the Grantee’s continuous service to the Company and its Affiliates, without interruption or termination, in any capacity. Continuous Service shall not be considered interrupted in the case of: (a) any approved leave of absence; (b) transfers among the Company and its Affiliates, or any successor; or (c) any change in status as long as the individual remains in the service of the Company and its Affiliates. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

“Disability” means the long-term disability of the Grantee such that the Grantee becomes eligible for disability benefits under the Company’s long-term disability plans and arrangements; provided, that it is reasonably certain, based on the opinion of a qualified physician reasonably acceptable to both parties, that the Grantee will not be able to resume his duties on a regular full-time basis within one hundred eighty (180) days of the date that the notice of termination as a result of the Grantee’s Disability is delivered.

“Good Reason” means: (i) a material diminution in the Grantee’s base salary; (ii) a material diminution or adverse change in the Grantee’s title, duties or authority; (iii) a material breach by the Company or GMR OP of any of its covenants or obligations under this Agreement; or (iv) the relocation of the geographic location of the Grantee’s principal place of employment by more than 50 miles from the location of the Grantee’s principal place of employment as of the Grant Date; provided that, in the case of the Grantee’s allegation of Good Reason, (A) the condition described in the foregoing clauses must have arisen without the Grantee’s consent; (B) the Grantee must provide written notice to GMR OP of such condition in accordance with the Agreement within 45 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by GMR OP; and (D) the Grantee’s date of termination must occur within 60 days after such notice is received by GMR OP.

“Partial Service Factor” means a factor carried out to the sixth decimal to be used in calculating the number of LTIP Units earned pursuant to Section 3(a) hereof in the event of a Qualified Termination of the Grantee’s Continuous Service prior to the Valuation Date, determined by dividing (a) the number of calendar days that have elapsed since January 1, 2018 to and including the date of the Grantee’s Qualified Termination by (b) the number of calendar days from January 1, 2018 to and including the Valuation Date.

“Performance Period” means the period beginning on January 1, 2018 and ending on the Valuation Date.

“Valuation Date” means the earlier of (a) the Board Meeting Date or (b) the date upon which a Change of Control shall occur.

1.            Acceptance of Agreement. The Grantee shall have no rights under this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by signing and delivering to GMR OP a copy of this Agreement. Furthermore, unless the Grantee is already a Limited Partner of GMR OP as of the Final Acceptance Date shown above, the Grantee shall not be entitled to receive the Earned LTIP Units unless the Grantee signs, as a Limited Partner, and delivers to GMR OP on or prior to the Final Acceptance Date a counterpart signature page to the Partnership Agreement attached hereto as Annex B. Thereupon, the Grantee shall have all the rights of a Limited Partner with respect to the number of Award LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein. Upon receipt of the Earned LTIP Units to which the Grantee becomes entitled hereunder, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of such Earned LTIP Units, effective as of the Valuation Date, and the Grantee shall have all of the rights of a Limited Partner with respect to the number of Earned LTIP Units issued to the Grantee, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein.

2.            Restrictions and Conditions.

(a)          The records of GMR OP evidencing the Award LTIP Units granted hereby and the Earned LTIP Units issued pursuant hereto shall bear an appropriate legend, as determined by GMR OP in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(b)          Award LTIP Units may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Grantee in any respect. Earned LTIP Units may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Grantee prior to vesting as contemplated in Section 3 and Section 4 of this Agreement, and then only to the extent permitted under the Partnership Agreement.

(c)          Subject to the provisions of Section 4 below, any LTIP Units (and the proportionate amount of the Grantee’s Capital Account balance attributable to such LTIP Units) subject to this Award that have not been earned and become vested on or before the date that the Grantee’s employment with the Company and its Affiliates terminates shall be forfeited as of the date that such employment terminates.

3.            Terms of LTIP Units.

(a)          Determination of Number of Earned LTIP Units. The Compensation Committee of the Board of Directors of the Company (the “Board”) (or such other Committee(s) as may be appointed or designated by the Board to administer the Plan) (the “Committee”) has established performance goals for calendar year 2018 (the “Performance Period”) as set forth on Exhibit A hereto (the “Performance Goals”) that shall be used to determine the number of LTIP Units earned by the Grantee under this Agreement. As soon as reasonably practicable following the last day of the Performance Period, which may in some cases not occur before the Company’s operating results for such period have been publicly announced by the Company, the Committee will determine the extent to which the Company has achieved each of the Performance Goals (expressed as a percentage) as further detailed on Exhibit A and, based on such determination, will calculate the number of Earned LTIP Units that Grantee is entitled to receive based on the applicable Performance Percentages described on Exhibit A. Any Award LTIP Units that are not earned in accordance with this Section 3 and Exhibit A hereto shall be forfeited and cancelled, and the Grantee shall have no right in or to any such unearned LTIP Units after it is determined that they were not earned.

(b)          Vesting. LTIP Units that have been earned based on performance as provided in Section 3(a) shall, subject to Section 4 hereof, be subject to forfeiture restrictions that will lapse in the following amounts and on the following vesting dates subject to the Continuous Service of the Grantee through and on the applicable vesting date:

(i)    50% of the Earned LTIP Units shall become vested, and shall cease to be subject to forfeiture, as of the Valuation Date; and

(ii)   50% of the Earned LTIP Units shall become vested, and shall cease to be subject to forfeiture, on the first anniversary of the Valuation Date.

(c)          Any Earned LTIP Units that do not become vested pursuant to Section 3(b) or Section 4 hereof shall, without payment of any consideration by the Partnership, automatically and without notice, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Earned LTIP Units.

4.            Termination of Employment.

(a)          If the Grantee is a party to an employment agreement (an “Employment Agreement”) with the Company or its Affiliates, including but not limited to Inter-American Management LLC (the “Manager”), and Grantee’s employment is terminated, the provisions of Sections 4(b) through 4(d) hereof shall exclusively govern the treatment of the Grantee’s Award LTIP Units and, if earned, Earned LTIP Units hereunder. Any Employment Agreement shall be deemed to be amended by this Agreement to the extent required to apply its terms consistently with this Section 4, such that, by way of illustration, any provisions of the Employment Agreement with respect to accelerated vesting or payout or the lapse of forfeiture restrictions relating to the Grantee’s incentive or other compensation awards in the event of certain types of terminations of the Grantee’s service relationship with the Company and its Affiliates (such as, for example, termination at the end of the term, termination without Cause by the Company and its Affiliates or termination for Good Reason by the Grantee, as those terms are defined in such Employment Agreement) shall not be interpreted as requiring that any calculations set forth in Section 3 hereof be performed or vesting occur with respect to this Award other than as specifically provided in this Section 4. If the Grantee is not a party to an Employment Agreement, the definitions of “Cause”, “Disability” and “Good Reason” set forth in this Agreement will control. If the Grantee is a party to an Employment Agreement, the definitions of “Cause”, “Disability” and “Good Reason” set forth in such Employment Agreement will control.

(b)          In the event of a termination of the Grantee’s employment (A) without Cause, (B) by the Grantee for Good Reason, (C) as a result of the Grantee’s death, (D) as a result of the Grantee’s Disability, or (E) as a result of the Grantee’s Retirement (as defined below), in each case prior to the Valuation Date (each, a “Qualified Termination”), the Grantee will not forfeit the Award LTIP Units upon such termination, and instead the following provisions of this Section 4(b) shall be applied to determine the number of Earned LTIP Units the Grantee shall be entitled receive:

(i)    the calculations provided in Section 3(a) hereof shall be performed as of the Valuation Date as if the Qualified Termination had not occurred;

(ii)   the number of Earned LTIP Units calculated pursuant to Section 3(a) shall be multiplied by the Partial Service Factor (with the resulting number being rounded to the nearest whole LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit), and such adjusted number of LTIP Units shall be deemed the Grantee’s Earned LTIP Units for all purposes under this Agreement; and

(iii)  the Grantee’s Earned LTIP Units as adjusted pursuant to Section 4(b)(ii) above shall no longer be subject to forfeiture pursuant to Section 3(b) hereof; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(b) hereof will apply to the Grantee after the effective date of a Qualified Termination, except in the case of death or Disability, the Grantee will not have the right to transfer his or her Earned LTIP Units or request redemption of his or her Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Units, as adjusted pursuant to Section 4(b)(ii) above, would have become vested pursuant to Section 3(b) absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 4(b)(iii) is to prevent a situation where the Grantee who has had a Qualified Termination would be able to realize the value of his or her LTIP Units or Common Units (through transfer or redemption) before other grantees whose Continuous Service continues through the applicable vesting dates set forth in Section 3(b) hereof.

“Retirement” means retirement from employment with the Company and its Affiliates, including the Manager, but only to the extent the Grantee is at least 60 years of age at the time of such retirement and has been employed with the Company and its Affiliates for at least 10 years prior to the date of such retirement.

(c)          In the event of a Qualified Termination after the Valuation Date, all Earned LTIP Units that are subject to forfeiture restrictions pursuant to Section 3(b) shall no longer be subject to forfeiture; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(b) hereof will apply to the Grantee after the effective date of a Qualified Termination, except in the case of death or Disability, the Grantee will not have the right to transfer his or her Earned LTIP Units or request redemption of his or her Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Units would have become vested pursuant to Section 3(b) absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 4(c) is to prevent a situation where a Grantee who has had a Qualified Termination would be able to realize the value of his or her Earned LTIP Units or Common Units (through transfer or redemption) before other grantees of Earned LTIP Units whose Continuous Service continues through the applicable vesting dates set forth in Section 3(b) hereof.

(d)          In the event of a termination of the Grantee’s employment other than a Qualified Termination, all unearned Award LTIP Units and all Earned LTIP Units except for those that have become vested pursuant to Section 3(b) hereof shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units.

5.            Change in Control.

(a)          If a Change in Control occurs before the first anniversary of the Effective Date, the provisions of Section 3 shall apply to determine the number of Earned LTIP Units except that (i) the number of Earned LTIP Units earned shall be measured against performance goals that are prorated to reflect the shortened Performance Period, and (ii) the resulting number of Earned LTIP Units shall be prorated to reflect the portion of the Performance Period that had elapsed as of the date of such Change in Control. If a Change in Control occurs on or after the first anniversary of the Effective Date, the number of Earned LTIP Units shall be determined as provided in Section 3.

(b)          The number of Earned LTIP Units determined under Section 3, as modified by Section 5(a) for a Change in Control that occurs before the first anniversary of the Effective Date, shall remain subject to vesting tied to Continuous Service as provided in Section 3(b), except that the Grantee shall become fully vested in the Earned LTIP Units if he or she is terminated in a Qualified Termination within 12 months following the Change in Control.

(c)          If the Change in Control occurs after the third anniversary of the Effective Date, and the Grantee is terminated in a Qualified Termination within 12 months following the Change in Control, the Grantee shall become fully vested in any unvested Earned LTIP Units.

(d)          Notwithstanding the foregoing, if the Earned LTIP Units will not remain outstanding upon a Change in Control, then the Grantee shall become fully vested in the unvested Earned LTIP Units immediately prior to the consummation of the Change in Control.

6.            Distributions. Distributions shall accrue during the performance period on the maximum number of LTIP Units that the Grantee could earn under this Agreement and shall be paid with respect to all of the Earned LTIP Units at the conclusion of the Performance Period following calculation of the number of Earned LTIP Units in accordance with Section 3 and the issuance thereof to the Grantee, in cash or by the issuance of additional LTIP Units at the discretion of the Committee. The right to distributions set forth in this Section 6 shall be deemed a Dividend Equivalent Right for purposes of the Plan. The Grantee shall cease to have any Dividend Equivalent Right with respect to LTIP Units that are not earned or that cease to be eligible for vesting and are forfeited in accordance with this Agreement.

7.            Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to all of the terms and conditions of the Plan and the Partnership Agreement.

8.            Covenants. The Grantee hereby covenants as follows:

(a)          So long as the Grantee holds any LTIP Units, the Grantee shall disclose to GMR OP in writing such information as may be reasonably requested with respect to ownership of LTIP Units as GMR OP may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”) applicable to GMR OP or to comply with requirements of any other appropriate taxing authority.

(b)          The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the maximum number of LTIP Units that the Grantee may earn hereunder, and the Company hereby consents thereto. The Grantee has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit B. The Grantee agrees to file the election (or to permit GMR OP to file such election on the Grantee’s behalf) within thirty (30) days after the Final Acceptance Date with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

(c)          The Grantee hereby agrees that it does not have the intention to dispose of the LTIP Units subject to this Award within two years of receipt of such LTIP Units. GMR OP and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Units, subject to the terms and conditions hereof, from the Final Acceptance Date. The Grantee hereby agrees to take into account the distributive share of GMR OP income, gain, loss, deduction, and credit associated with the LTIP Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Units.

(d)          The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with GMR OP in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.

(e)          The Grantee hereby recognizes that changes in applicable law may affect the federal tax consequences of owning and disposing of LTIP Units.

9.            Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution, without the prior written consent of the Company.

10.          Amendment. The Grantee acknowledges that the Plan may be amended or canceled or terminated in accordance with Article XVIII thereof and that this Agreement may be amended or cancelled by the Committee, on behalf of GMR OP, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. The provisions of Section 5 of this Agreement applicable to the termination of the LTIP Units covered by this Award in connection with a Change in Control shall apply, mutatis mutandi to amendments, discontinuance or cancellation pursuant to this Section 10 or the Plan.

11.          No Obligation to Continue Employment. Neither the Company nor any one of its Affiliates is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or its Affiliates to terminate the employment of the Grantee at any time.

12.          Notices. Notices hereunder shall be mailed or delivered to GMR OP at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with GMR OP or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

13.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles. The parties agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of Delaware and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within Delaware.

[Signatures appear on following page.]

GLOBAL MEDICAL REIT INC.
a Maryland real estate investment trust

Name:
Title:
Date:

GLOBAL MEDICAL REIT L.P.
a Delaware limited partnership

	By:	GLOBAL MEDICAL REIT GP LLC
its general partner

	By:	GLOBAL MEDICAL REIT INC.
its sole member

Name:
Title:
Date:

The foregoing agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Date:
Grantee’s Signature

Grantee’s name and address:
Name:
Address:

[Signature page to LTIP Unit Vesting Agreement]

Exhibit A

Performance Goals and Percentages

Name of Grantee:

Number of Award LTIP Units:

The number of Earned LTIP Units issuable to Grantee in respect of the Award LTIP Units under this Award shall be determined by dividing the total number of Award LTIP Units (as shown above) into five components as shown in the table below (each a “Component”) and multiplying the number of Award LTIP Units allocated to each Component by the applicable Performance Percentage described below based on the extent to which the Goal for each such Component is achieved.

% of Award LTIP Units	Component	Goal
17.5% of total Award LTIP Units	Acquisitions including (i) closed acquisitions during 2018 and (ii) acquisitions placed under definitive purchase contract on or before December 2018 and closed by February 28, 2019.	Threshold: $100 million. Target: $150 million. Maximum: $200 million.

17.5% of total Award LTIP Units	Capital raising measured by gross proceeds actually raised through the issuance and sale of primary Company equity securities during the period from January 1, 2018 through December 31, 2018.(1)	Threshold: $100 million. Target: $200 million. Maximum: $300 million.

17.5% of total Award LTIP Units	Net Asset Value (NAV) calculated as total assets minus total liabilities, in each case calculated under GAAP as reported on the Company’s audited balance sheet as of December 31, 2018.	Threshold: $325 million Target: $450 million Maximum: $550 million

17.5% of total Award LTIP Units

Adjusted FFO (AFFO) per share for the year ended December 31, 2018, as reported by the Company in its year-end earnings announcement for the fiscal year ended December 31, 2018. AFFO per share for the year ended December 31, 2018 shall exclude the dilutive effect, if any, of any capital raising completed during the period beginning on July 1, 2018 and ending on December 31, 2018.

Threshold: $0.76 per share Target: $0.80 per share Maximum: $0.84 per share

30% of total Award LTIP Units	Discretionary Component	Entirely at the discretion of the Committee based on the Committee’s assessment of the Grantee’s individual performance in areas the Committee deems in its discretion to be important based on the Grantee’s job duties and position within the organization.

(1)	With respect to the capital raising Component, The Compensation Committee and the Board will, at the end of the second quarter of 2018, reevaluate the feasibility of achieving the Performance Goals of this Component based on market conditions. If the Compensation Committee and the Board determine that the Performance Goals of this Component are unachievable due to market conditions, the Compensation Committee and the Board have the discretion to allocate the LTIP Units allocated to this Component to the Discretionary Component.

Performance Percentages

(i)	If the Company achieves less than the Threshold Goal in a particular Component in the above table, all of the Award LTIP Units for that Component will be forfeited.

(ii)	If the Company achieves the Threshold Goal in a particular Component in the above table, the number of Earned LTIP Units in that Component will be equal to 50% of the number of Award LTIP Units for that Component.

(iii)	If the Company achieves the Target Goal in a particular Component in the above table, the number of Earned LTIP Units in that Component will be equal to 100% of the number of Award LTIP Units for that Component.

(iv)	If the Company achieves or exceeds the Maximum Goal in a particular Component in the above table, the number of Earned LTIP Units for that Component will be equal to 150% of the number of Award LTIP Units for that Component.

For achievement of a Goal at an intermediate point between the Threshold Goal and the Target Goal or between the Target Goal and the Maximum Goal for any Component, the number of Earned LTIP Units eligible for vesting and settlement pursuant to Sections 3(a) and (b) for that Component will be interpolated on a straight-line basis between 50% and 100% or between 100% and 150%, respectively, of the number of Award LTIP Units allocated to that Component. Fractional LTIP Units will be rounded to the next whole LTIP Unit.

Exhibit B

Section 83(b) Election Form

(Attached)

Annex A

Partnership Agreement

(Attached)

Annex B

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee desiring to become one of the within named Partners of Global Medical REIT L.P. (“GMR OP”), hereby becomes a party to the Agreement of Limited Partnership (as amended from time to time, the “Partnership Agreement”) of GMR OP, by and among Global Medical REIT GP LLC, as general partner (the “General Partner”), and the Limited Partners, effective as of the Grant Date (as specified in the LTIP Unit Vesting Agreement, dated ____________, ____, among the Grantee, Global Medical REIT Inc. and GMR OP). The Grantee agrees to be bound by the Partnership Agreement. The Grantee also agrees that this signature page may be attached to, and hereby authorizes the General Partner to attach this signature page to, any counterpart of the Partnership Agreement.

Date:

Signature of Limited Partner

Limited Partner’s name and address:
Name:
Address: